UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 21, 2010

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

(866) 515-7069
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.     Entry into a Material Definitive Agreement.

Effective as of April 21, 2010, Anastasios Angeloglou has resigned for personal reasons as the Chief Executive Officer and Acting Chief Financial Officer of 4C Controls Inc. (the “Company”).  Mr. Angeloglou has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 21, 2010, the Company and Mr. Angeloglou entered into a Mutual Release Agreement (the “Agreement”) regarding Mr. Angeloglou’s resignation as the Company’s Chief Executive Officer and Acting Chief Financial Officer.  Each of the parties to the Agreement has released the other for any and all claims relating to Mr. Angeloglou’s employment with the Company except for Mr. Angeloglou’s claims for unpaid compensation.  The Agreement contains additional standard terms.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Angeloglou has resigned as the Chief Executive Officer and Acting Chief Financial Officer of the Company as described in Item 1.01 above, which is incorporated herein by reference thereto.

#         #        #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

4C CONTROLS INC.

Date: April 21, 2010	By:	/s/ Olivier de Vergnies
Name: Olivier de Vergnies
Title: Director